                                                                     Exhibit 4.2


________________________________________________________________________________

________________________________________________________________________________



                       PREFERRED STOCK PURCHASE AGREEMENT

                                     among

                                 ImaginOn, Inc.

                                      and

                                    Gage LLC

                                  May 4, 1999


________________________________________________________________________________

________________________________________________________________________________



                         THE GOLDSTEIN LAW GROUP, P.C.
                            65 Broadway, 10/th/ Floor
                              New York, N.Y. 10006
                           Telephone: (212) 809-4220
                           Facsimile: (212) 809-4228

                       PREFERRED STOCK PURCHASE AGREEMENT
                       ----------------------------------

     THIS PREFERRED STOCK PURCHASE AGREEMENT, dated as of May 4, 1999 (the "Agreement"), among Gage LLC (hereinafter referred to as the "Investor"), and ImaginOn, Inc., a corporation organized and existing under the laws of the State of Delaware (NASDAQ Small Cap Market symbol "IMON", the "Company").

     WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, and the Investor shall purchase (a) 4,000 shares of Preferred Stock (as defined below), and (b) a Warrant to purchase 122,553 Warrant Shares; and

     WHEREAS, such investment will be made in reliance upon the provisions of
Section 4(2) ("Section 4(2)") and Regulation D ("Regulation D") of the United States Securities Act of 1933, as amended, and the regulations promulgated thereunder (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder.

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I
                                   ---------

                              Certain Definitions
                              -------------------

   Section 1.1  "Additional Shares" shall have that meaning set forth in Section
                 -----------------
2.4 below.

   Section 1.2  "Bid Price" shall mean the closing bid price (as reported by
                 ---------
Bloomberg L.P.) of the Common Stock on the Principal Market.

   Section 1.3  "Business Day" means any day except Saturday, Sunday and any
                 ------------
day which shall be a Federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government actions to close.

   Section 1.4  "Capital Shares" shall mean the Common Stock and any shares of
                 --------------
any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

   Section 1.5  "Capital Shares Equivalents" shall mean any securities,
                 --------------------------
rights, or obligations that are convertible into or exchangeable for, or giving any right to subscribe for, any Capital Shares of the Company or any warrants, options or other rights to subscribe for or purchase Capital Shares or any such convertible or exchangeable securities.

     Section 1.6   "Certificate of Designation" shall mean the Company's
                    --------------------------
Certificate of Designation setting forth all of the rights, privileges and preferences of the Preferred Stock, as annexed hereto as Exhibit A and made a part hereof.

     Section 1.7   "Closing" shall mean the closing of the purchase and sale of
                    -------
the Preferred Stock and a Warrant pursuant to Article II below.

     Section 1.8   "Closing Date" shall mean the date each of the conditions
                    ------------
precedent to the Closing as set forth in Section 2.6 below, have been satisfied or waived in writing.

     Section 1.9   "Common Stock" shall mean the Company's common stock, $0.01
                    ------------
par value per share.

     Section 1.10  "Damages" shall mean any loss, claim, damage, liability,
                    -------
costs and expenses which shall include, but not be limited to, reasonable attorney's fees, disbursements, costs and expenses of expert witnesses and investigation.

     Section 1.11  "Effective Date" shall mean the date on which the SEC first
                    --------------
declares effective a Registration Statement registering the resale of the following: (i) 150% of the number of Underlying Shares assuming a Conversion Date on the Closing Date, and (ii) 100% of the Warrant Shares issued to the Investor as per terms of this Agreement.

     Section 1.12  "Escrow Agent" shall mean the law firm of The Goldstein Law
                    ------------
Group, P.C., pursuant to the terms of the Escrow Agreement attached as Exhibit
B.

     Section 1.13  "Exchange Act" shall mean the Securities Exchange Act of
                    ------------
1934, as amended, and the rules and regulations promulgated thereunder.

     Section 1.14  "Legend" shall have the meaning set forth in Article VIII
                    ------
below.

     Section 1.15  "Material Adverse Effect" shall mean any effect on the
                    -----------------------
business, operations, properties, prospects, or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise in any material respect interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Certificate of Designation, or Warrant in any material respect.

     Section 1.16  "NASD" shall mean the National Association of Securities
                    ----
Dealers, Inc.

     Section 1.17  "Outstanding" when used with reference to shares of Common
                    -----------
Stock, preferred stock of the Company, or Capital Shares (collectively the "Shares"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided,
                                                               --------
however, that Outstanding shall not mean any such Shares then directly or
-------
indirectly owned or held by or for the account of the Company.

     Section 1.18  "Person" shall mean an individual, a corporation, a
                    ------
partnership, an association, a limited liability company, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     Section 1.19  "Preferred Stock" shall mean the Company's Series C Preferred
                    ---------------
Stock with the rights, privileges and preferences, as set forth in the Certificate of Designation.

     Section 1.20  "Prime Rate" shall mean the rate of interest per annum
                    ----------
publicly announced from time to time by the principal New York City office of the Chase Manhattan bank, or its successor, as its prime rate (which rate shall change when and as such prime rate changes).

     Section 1.21  "Principal Market" shall mean the Nasdaq National Market, the
                    ----------------
Nasdaq Small Cap Market, the American Stock Exchange, or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

     Section 1.22  "Purchase Price" shall mean $4,000,000.
                    --------------

     Section 1.23  "Registrable Securities" shall mean the Underlying Shares,
                    ----------------------
Additional Shares, and Warrant Shares, (i) in respect of which the Registration Statement (covering these securities) has not been declared effective by the SEC, (ii) which have not been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) which have not been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, or (iv) the sales of which, in the opinion of counsel to the Company, are subject to any time, volume or manner of sale limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

     Section 1.24  "Registration Rights Agreement" shall mean the agreement
                    -----------------------------
regarding the filing of the Registration Statement for the resale of the Registrable Securities, entered into between the Company and the Investor on the Subscription Date annexed hereto as Exhibit C.

     Section 1.25  "Registration Statement" shall mean a registration statement
                    ----------------------
on Form S-3 (or any other available form) for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

     Section 1.26  "Regulation D" shall have the meaning set forth in the
                    ------------
recitals of this Agreement.

     Section 1.27  "SEC" shall mean the Securities and Exchange Commission.
                    ---

     Section 1.28  "Section 4(2)" shall have the meaning set forth in the
                    ------------
recitals of this Agreement.

     Section 1.29  "Securities" shall mean the Underlying Shares, the Additional
                    ----------
Shares, and the Warrant Shares.

     Section 1.30  "Securities Act" shall have the meaning set forth in the
                    --------------
recitals of this Agreement.

     Section 1.31  "SEC Documents" shall mean the Company's latest Form 10-KSB
                    -------------
(and all amendments thereto) as of the time in question, all Form 10-QSBs and Form 8-Ks filed thereafter, the Proxy Statement for its latest fiscal year as of the time in question, and any currently effective registration statement, until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

     Section 1.32  "Subscription Date" shall mean the date on which this
                    -----------------
Agreement and all Exhibits and attachments hereto are executed and delivered by the parties hereto.

     Section 1.33  "Trading Day" shall mean any day during which the Principal
                    -----------
Market shall be open for business.

     Section 1.34  "Underlying Shares" shall mean all shares of Common Stock or
                    -----------------
other securities issued or issuable pursuant to conversion of the Preferred
Stock.

     Section 1.35  "Warrant"  shall mean the Common Stock Purchase Warrant
                    -------
annexed hereto as Exhibit D.

     Section 1.36  "Warrant Shares" shall mean all shares of Common Stock or
                    --------------
other securities issued or issuable pursuant to the exercise of the Warrant.


                                   ARTICLE II
                                   ----------

              Purchase and Sale of the Preferred Stock and Warrant
              ----------------------------------------------------

     Section 2.1   Closing.  On the Closing Date, the Company will sell and the
                   -------
Investor will buy, in reliance upon the representations, covenants, and warranties contained in this Agreement and all Exhibits annexed hereto, and subject to the terms and satisfaction of each of the conditions set forth in
Section 2.6 below, 4,000 shares of Preferred Stock (each share of Preferred Stock has a Stated Value (as defined in the Certificate of Designation) of $1,000), and a Warrant to purchase 122,553 shares of Common Stock, for the Purchase Price.

     Section 2.2   Form of Payment.  The Investor shall pay the Purchase Price
                   ---------------
by delivering good funds in United States Dollars by wire transfer to the Escrow Agent, against delivery of the original shares of Preferred Stock and Warrant. The parties have entered into an Escrow Agreement annexed hereto as Exhibit B.

     Section 2.3   Warrant.  The Company will issue to the Investor on the
                   -------
Closing Date a Warrant, exercisable beginning on the Effective Date and then exercisable any time over the four year period there following, to purchase 122,553 Warrant Shares. The Warrant shall be delivered by the Company to the Escrow Agent, and delivered to the Investor pursuant to the terms of this Agreement and the Escrow Agreement. All of the aforementioned Warrant Shares shall be registered for resale pursuant to the Registration Rights Agreement.

     Section 2.4   Additional Shares.  If a "blackout period" occurs, which is
                   -----------------
defined as any period in which the effectiveness of the Registration Statement is suspended for a reason other than a suspension of the Registration Statement arising because the Company possesses material non-public information, and the Bid Price on the Trading Day immediately preceding such "blackout period" (the "Old Bid Price") is greater than the Bid Price on the first Trading Day following such "blackout period" (the "New Bid Price"), the Company shall issue to the Investor the number of additional shares of Common Stock equal to the difference between (y) the product of (i) the number of Securities held by the Investor during such "blackout period" that are or were not otherwise freely tradable and (ii) the Old Bid Price, divided by the New Bid Price and (z) the number of Securities held by the Investor during such "blackout period" that were not otherwise freely tradable during such Blackout Period.

     Section 2.5   Liquidated Damages.  In addition to any other provisions for
                   ------------------
liquidated damages in this Agreement or any Exhibit annexed hereto, if that the Company does not deliver unlegended, freely tradable Common Stock in connection with the sale of such Common Stock by the Investor as set forth in Article VIII below within five Business Days of surrender by the Investor of the Common Stock certificate in accordance with the terms and conditions set forth in Article VIII below (such date of receipt is referred to as the "Receipt Date"), the Company shall pay to the Investor, in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, for every day thereafter for the first ten days, one percent of the product of (i) the number of shares of Common Stock undelivered and (ii) the Bid Price on the Receipt Date, and two percent of the product of (i) the number of shares of Common Stock undelivered and (ii) the Bid Price on the Receipt Date, for every day thereafter that the unlegended shares of Common Stock are not delivered, which liquidated damages shall accrue from the sixth Business Day after the Receipt Date. The parties hereto acknowledge and agree that the sums payable pursuant to the Registration Rights Agreement and as set forth above, and the obligation to issue Registrable Securities under Section 2.4 above, shall constitute liquidated damages and not penalties. The parties further acknowledge that the amount of loss or damages likely to be incurred in the event of a failure to deliver unlegended, freely tradable shares of Common Stock cannot be precisely estimated, and the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length. Notwithstanding the above, if event that the Company does not deliver unlegended Common Stock in connection with the sale of such Common Stock by the Investor as set forth in Article VIII below within five Business Days of the Receipt Date, the Company shall also pay to the Investor, in immediately available funds, interest (at the then current Prime
Rate), based upon the product of (i) the number of undelivered unlegended freely tradable shares, and (ii) the Bid Price of the Common Stock on the Receipt Date, undelivered for every day thereafter that the unlegended shares of Common Stock are not delivered. Any and all payments required pursuant to this paragraph shall be payable only in cash, and any payment hereunder shall not relieve the Company of its delivery obligations under this Section or elsewhere in this Agreement or any Exhibit annexed hereto.

     Section 2.6   Conditions to Closing.
                   ---------------------

          (a)      Conditions to Investor's Obligation to Purchase the Preferred
                   -------------------------------------------------------------
Stock and Warrant.  The Company agrees to sell and the Investor agrees to
-----------------
purchase 4,000 shares of Preferred Stock and a Warrant to purchase 122,553 Warrant Shares upon the satisfaction, or written waiver, of each of the following conditions:

                   (i) Acceptance by the Investor of a satisfactory Purchase Agreement and due execution by all parties of this Agreement and the Exhibits annexed hereto;

                   (ii) Delivery to the Escrow Agent by the Company of 4,000 original shares of Preferred Stock, and the original Warrant being purchased, as more fully set forth in the Escrow Agreement attached hereto as Exhibit B;

                   (iii) All representations, covenants, and warranties of the Company contained herein shall remain true and correct in all material respects as of the Closing Date;

                   (iv) The Investor shall have received an opinion of counsel substantially in the form of Exhibit E annexed hereto;

                   (v) The Company shall have obtained all permits and qualifications required for the offer and sale of the Preferred Stock, and Warrant, and the proposed issuance of the Securities or shall have the availability of exemptions therefrom. At the Closing Date, the sale and issuance of the Preferred Stock and Warrants, and the proposed issuance of the Securities, shall be legally permitted by all laws and regulations to which the Company and the Investor are subject;

                   (vi) The Investor shall have received the instruction letter executed by the Company and the Company's transfer agent as set forth in Exhibit F annexed to this Agreement;

                   (vii) The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, the Certificate of Designation, the Escrow Agreement, the Registration Rights Agreement and the Warrant, to be performed, satisfied or complied with by the Company at or prior to the Closing Date;

               (viii) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement or the Exhibits annexed hereto, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement or the Exhibits annexed hereto;

               (ix) The trading of the Common Stock has not been suspended by the SEC or the Principal Market, and the Common Stock has not been delisted from the NASDAQ Small Cap Market. The issuance of shares of Common Stock with respect to the conversion of the Preferred Stock, and/or exercise of the Warrant shall not violate the shareholder approval requirements of the NASDAQ Small Cap Market or the Principal Market where the Common Stock is then listed. The Company shall not have been contacted by the NASD concerning the delisting of the Common Stock on the NASDAQ Small Cap Market and the Company currently meets all applicable listing requirements of the Principal Market; and

               (x)    Payment of fees as set forth in Section 12.7 below.

          (b)  Conditions to the Company's Obligation to Sell.  The Investor
               ----------------------------------------------
understands that the Company's obligation to sell the Preferred Stock and Warrant is subject to the satisfaction (or written waiver) on the Closing Date, of each of the following conditions:

               (i) Delivery by Investor of a copy of this Agreement and each Exhibit annexed hereto to which it is a party (substantially in the form annexed hereto), in each case executed by the Investor;

               (ii) Delivery to the Escrow Agent by the Investor of good cleared funds as payment for the Purchase Price for the purchase of the Preferred Stock and Warrant;

               (iii) All representations and warranties of the Investor contained herein shall remain true and correct in all material respects as of the Closing Date; and

               (iv) The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Preferred Stock and Warrant, or shall have the availability of exemptions therefrom. At the Closing Date, the sale and issuance of the Preferred Stock, Warrants, and Securities shall be legally permitted by all laws and regulations to which the Investor and the Company are subject.

                                  ARTICLE III
                                  -----------
                 Representations and Warranties of the Investor
                 ----------------------------------------------

     The Investor represents and warrants to the Company that:

     Section 3.1   Intent.  Without limiting its ability to resell the
                   ------
Securities pursuant to an effective registration statement or an exemption from registration, the Investor is entering into this Agreement for its own account and has no present arrangement (whether or not legally binding) at any time to sell the Securities to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with federal and state securities laws applicable to such disposition. Without limiting its ability to resell the Preferred Stock, Warrant, and Securities, the Investor represents that the Preferred Stock and Warrant are purchased for the Investor's own account, for investment purposes only and not for distribution or resale to others. The Investor agrees that it will not sell the Preferred Stock, Warrant, Underlying Shares, or Warrant Shares unless they are registered under the Securities Act or unless an exemption from such registration is available.

     Section 3.2   Accredited Investor/Investment Experience.  The Investor is
                   -----------------------------------------
an accredited investor (as defined in Rule 501 of Regulation D), and has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Preferred Stock and Warrant. As of the Closing Date, the Investor (i) has adequate means of providing for its current need and possible personal contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear the substantial economic risk of an investment in the Preferred Stock and Warrant for an indefinite period, and (iv) can afford the complete loss of his investment. The Investor recognizes the highly speculative nature of this investment. The Investor acknowledges that it has carefully read the SEC Documents, and the terms and conditions of the Certificate of Designation and Warrant and fully understands the contents thereof.

     Section 3.3   Authority.  This Agreement has been duly authorized and
                   ---------
validly executed and delivered by the Investor and is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The decision to invest and the execution and delivery of this Agreement by the Investor, the performance by the Investor of its obligations hereunder and the consummation by the Investor of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Investor. This Agreement has been duly executed and delivered by the Investor and, assuming the due execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

     Section 3.4   Not an Affiliate.  The Investor is neither an officer,
                   ----------------
director nor "affiliate" (as that term is defined in Rule 405 of the Securities
Act) of the Company.

     Section 3.5   Absence of Conflicts.  The execution and delivery of this
                   --------------------
Agreement and any other document or instrument executed in connection herewith, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements thereof, will not (a) violate the organizational documents of the Investor; (b) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor, or, to the Investor's knowledge; (c) violate any provision of any indenture, instrument or agreement to which the Investor is a party or are subject, or by which any Investor or any of its assets is bound; (d) conflict with or constitute a material default thereunder; (e) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by the Investor to any third party; or (f) require the approval of any third-party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which the Investor is subject or to which any of their assets, operations or management may be subject.

     Section 3.6   Disclosure; Access to Information. The Investor has received
                   ---------------------------------
all documents, records, books and other information pertaining to Investors' investment in the Company that have been requested by the Investor. The Investor has had the opportunity to ask questions of, and receive answers from, the Company.

     Section 3.7   Manner of Sale.  At no time was the Investor presented with
                   --------------
or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising in connection with the offer and sale of the Preferred Stock and Warrant.

     Section 3.8   Exemption from Registration.  The Investor acknowledges and
                   ---------------------------
understands that the shares of Preferred Stock and Warrant have not been registered under the Securities Act by reason of an exemption under the provisions of the Securities Act.

     Section 3.9   No Legal, Tax or Investment Advice.  The Investor understands
                   ----------------------------------
that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Preferred Stock and Warrant constitutes legal, tax or investment advice. The Investor has relied on, and has consulted with, such legal, tax and investment advisors as it, in its sole discretion, have deemed necessary or appropriate in connection with its purchase of the Preferred Stock and Warrant.

                                   ARTICLE IV
                                   ----------
                 Representations and Warranties of the Company
                 ---------------------------------------------

     The Company represents and warrants that:

     Section 4.1   Organization of the Company.  The Company is a corporation
                   ---------------------------
duly incorporated and existing in good standing under the laws of the State of Delaware and has all requisite corporate authority to own its properties and to carry on its business as now being conducted except as described in the SEC Documents. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those (individually or in the aggregate) in which the failure so to qualify would not reasonably be expected to have a Material Adverse Effect. The Company is not in violation of any material terms of its Certificate of Incorporation (as defined below) or Bylaws (as defined below).

     Section 4.2   Authority. (i) The Company has the requisite corporate power
                   ---------
and authority to enter into and perform its obligations under this Agreement, and all Exhibits annexed hereto, and to issue the Preferred Stock, Warrant, and the Securities, (ii) the execution, issuance and delivery of this Agreement, and all Exhibits annexed hereto by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company, its shareholders, or its Board of Directors is necessary, and (iii) this Agreement, and all Exhibits annexed hereto, have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. Upon their issuance and delivery pursuant to this Agreement, the Preferred Stock, Warrant, and the Securities will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than those created hereunder or by the actions of the Investor; provided, however, that the
                                                     --------  -------
Preferred Stock, Warrant, and the Securities are subject to restrictions on transfer under state and/or federal securities laws. The issuance and sale of the securities hereunder will not give rise to any preemptive right or right of first refusal or right of participation on behalf of any person other than the Investor pursuant to the terms of this Agreement.

     Section 4.3   Capitalization.  As of March 26, 1999, the authorized capital
                   --------------
stock of the Company consists of 50,000,000 shares of Common Stock, $0.01 par value, of which 37,602,752 shares are outstanding, and 5,000,000 shares of preferred stock, of which 3,000 shares are outstanding. All of the outstanding shares of the Company's capital stock have been duly and validly authorized and issued and are fully paid and nonassessable. No shares of Common Stock or preferred stock of the Company are entitled to preemptive or similar rights. Except as disclosed in the SEC Documents, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Preferred Stock and Warrant, securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any subsidiary is or may become bound to issue additional shares of Common Stock or securities or rights convertible or exchangeable into shares of Common Stock. Except as disclosed in the SEC Documents, to the knowledge of the Company, no Person or group of

Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of five percent of the Common Stock.

     Section 4.4   Common Stock.  The Company has registered its Common Stock
                   ------------
pursuant to Section 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and such Common Stock is currently listed or quoted, and trades, on the NASDAQ Small Cap Market, and the Company is in full compliance with the rules and regulations of the NASDAQ Small Cap Market.

     Section 4.5   SEC Documents.  The Company has delivered or made available
                   -------------
to the Investor true and complete copies of the SEC Documents filed by the Company with the SEC during the twelve (12) months immediately preceding the date hereof. The Company has not provided to the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. The SEC Documents comply in all material respects with the requirements of the Securities Act and/or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder and none of the SEC Documents contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     Section 4.6   Valid Issuances.  Neither the issuance of the Preferred
                   ---------------
Stock, Warrant, or Securities, nor the Company's performance of its obligations under this Agreement, and all Exhibits annexed hereto, will (i) result in the creation or imposition by the Company of any liens, charges, claims or other encumbrances upon the Warrant, Preferred Stock, or Securities, issued or issuable hereunder, or any of the assets of the Company, or (ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe to or acquire any Capital Shares or other securities of the Company.

     Section 4.7   No General Solicitation or Advertising in Regard to this
                   --------------------------------------------------------
Transaction. Neither the Company nor any of its affiliates, nor any distributor
-----------
or any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising in connection with the offer and sale of the Preferred Stock, Warrant, or Securities, or (ii) has made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Preferred Stock, Warrant, or Securities under the Securities Act, except as contemplated by this Agreement.

     Section 4.8   Corporate Documents.  The Company has furnished or made
                   -------------------
available to the Investor true and correct copies of the Company's Certificate of incorporation, as amended and in effect on the date hereof (the "Certificate of Incorporation"), and the Company's bylaws, as amended and in effect on the date hereof (the "ByLaws").

     Section 4.9   No Conflicts.  The execution, delivery and performance of
                   ------------
this Agreement (including all Exhibits annexed hereto) by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including without limitation the issuance of the Preferred Stock, Warrant, and Securities, do not and will not (i) result in a violation of the Company's Certificate of Incorporation or ByLaws or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, patent, patent license, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, nor is the Company otherwise in violation of, in conflict with, or in default under, any of the foregoing except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not reasonably be expected to have a Material Adverse Effect. Except for the filing of a Form D within 15 days after the Closing Date (which the Company agrees it will file), and such other form(s) required by "blue sky" laws, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Preferred Stock, or Warrant, in accordance with the terms hereof; provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

     Section 4.10  No Material Adverse Change.  Since January 1, 1999, no
                   --------------------------
Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in the SEC Documents, or as publicly announced.

     Section 4.11  No Undisclosed Liabilities.  The Company has no liabilities
                   --------------------------
or obligations, known or unknown, absolute or otherwise, which are not disclosed in the SEC Documents or otherwise publicly announced, or as incurred in the ordinary course of the Company's businesses since January 1, 1999, or which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

     Section 4.12  No Undisclosed Events or Circumstances.  Since January 1,
                   --------------------------------------
1999, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company, but which has not been so publicly announced or disclosed in the SEC Documents.

     Section 4.13  Litigation and Other Proceedings.  Except as may be set forth
                   --------------------------------
in the SEC Documents, there are no lawsuits or proceedings pending or to the knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which would reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which would be reasonably expected to result in a Material Adverse Effect.

     Section 4.14  Accuracy of Reports and Information.  The Company is in
                   -----------------------------------
compliance, to the extent applicable, with all reporting obligations under either Section 12(b), 12(g) or 15(d) of the Exchange Act. The Company has complied in all material respects and to the extent applicable with all reporting obligations, under either Section 13(a) or 15(d) of the Exchange Act for a period of at least twelve (12) months immediately preceding the Subscription Date.

     Section 4.15  Acknowledgment of Dilution.  The Company is aware and
                   --------------------------
acknowledges that issuance of Common Stock upon the conversion of the Preferred Stock and/or exercise of the Warrant, may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Additional Shares in accordance with the terms herein, Underlying Shares in accordance with the Certificate of Designation, and Warrant Shares in accordance with the Warrant is unconditional and absolute regardless of the effect of any such dilution.

     Section 4.16  Employee Relations.  The Company is not involved in any labor
                   ------------------
dispute, nor, to the knowledge of the Company, is any such dispute threatened which could reasonably be expected to have a Material Adverse Effect. None of the Company's employees is a member of a union and the Company believes that its relations with its employees are good.

     Section 4.17  Insurance.  The Company is insured by insurers of recognized
                   ---------
financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged. The Company has no notice to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires, or obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operation, of the Company.

     Section 4.18  Board Approval.  The Board of Directors of the Company has
                   --------------
concluded, in its good faith business judgment, that the issuances of the securities of the Company in connection with this Agreement are in the best interests of the Company.

     Section 4.19  Integration.  The Company, any of its affiliates, or any
                   -----------
person acting on its or their behalf has not, shall not, and shall use its best efforts to ensure that no affiliate shall, directly or indirectly, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security of the Company that would be integrated with the offer or sale of the Preferred Stock, and Warrant in a manner that would require the registration under the Securities Act of the issue, offer or sale of the Preferred Stock and Warrant to the Investor. The shares of Preferred Stock and Warrant are being offered and sold pursuant to the terms hereunder, are not being offered and sold as part of a previously commenced private placement of securities.

     Section 4.20  Patents and Trademarks.  The Company has, or has rights to
                   ----------------------
use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses, trade secrets and other intellectual property rights which are necessary for use in connection with its business or which the failure to so have would have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). To the best knowledge of the Company, none of the Intellectual Property Rights infringe on any rights of any other Person, and the Company either owns or has duly licensed or otherwise acquired all necessary rights with respect to the Intellectual Property Rights. The Company has not received any notice from any third party of any claim of infringement by the Company of any of the Intellectual Property Rights, and has no reason to believe there is any basis for any such claim. To the best knowledge of the Company, there is no existing infringement by another Person on any of the Intellectual Property Rights.

     Section 4.21  Use of Proceeds.  The net proceeds from this offering will be
                   ---------------
used to redeem the Company's presently outstanding shares of Series D and Series E Preferred Stock, and not for the payment of any judgment; provided, however, if proceeds remain after all shares of Series D and Series E Preferred Stock have been redeemed, the Company may use such proceeds for working capital.

     Section 4.22  Subsidiaries.  Except as disclosed in the SEC Documents, the
                   ------------
Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

     Section 4.23  No Private Placements.  Except as disclosed in the SEC
                   ---------------------
Documents, the Company has not conducted a private placement of its Common Stock or of any debt or equity instrument convertible into Common Stock within one year prior to the Closing Date. Except for the transactions contemplated hereby, there are no outstanding securities issued by the Company that are entitled to registration rights under the Securities Act. Except as disclosed in the SEC Documents, there are no outstanding securities issued by the Company that are directly or indirectly convertible into, exercisable into, or exchangeable for, shares of Common Stock, that have anti-dilution or similar rights that would be affected by the issuance of the Preferred Stock, Warrant, or Securities.

     Section 4.24  Permits; Compliance.  The Company and each of its
                   -------------------
subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action pending or, to the knowledge of the Company, threatened regarding the suspension or cancellation of any of the Company Permits except for such Company Permits, the failure of which to possess, or the cancellation, or suspension of which, would not, individually or in the aggregate, have a Material Adverse Effect. To the Company's knowledge, neither the Company nor any of its subsidiaries is in material conflict with, or in material default or material violation of, any of the Company Permits. Since January 1, 1999 neither the Company nor any of its subsidiaries has received any notification with respect to possible material conflicts, material defaults or material violations of applicable laws.

     Section 4.25  Taxes.  All federal, state, city and other tax returns,
                   -----
reports and declarations required to be filed by or on behalf of the Company have been filed and such returns are complete and accurate and disclose all taxes (whether based upon income, operations, purchases, sales, payroll, licenses, compensation, business, capital, properties or assets or otherwise) required to be paid in the periods covered thereby.

     Section 4.26  No Bankruptcy.  The Company is aware of no facts or claims
                   -------------
against it which would, and the Company has no present intention to, liquidate the assets of the Company and/or seek bankruptcy protection either voluntarily or involuntarily.

     Section 4.27  Authority to Redeem.  The Company is authorized to redeem the
                   -------------------
two series of preferred stock referred to in Section 4.21 above, pursuant to the certificate of designations creating those two series of preferred stock which are being redeemed in full with the proceeds from this transaction. The Company has taken all appropriate measures to effectuate such redemption and will close the redemption within twenty calendar days after the Closing Date.

                                   ARTICLE V
                                   ---------

                           Covenants of the Investor
                           -------------------------

     Section 5.1   4.99% Limitation.  The number of shares of Common Stock which
                   ----------------
may be acquired by the Investor pursuant to the terms of this Agreement shall not exceed the number of such shares which, when aggregated with all other shares of Common Stock then owned by the Investor (or one or more assigns of the Investor), would result in the Investor owning more than 4.99% of the then issued and outstanding Common Stock at any one time. The preceding sentence shall not interfere with the Investor's right to convert any share or shares of Preferred Stock and/or exercise the Warrant over time which in the aggregate totals more than 4.99% of the then outstanding shares of Common Stock so long as the Investor (or one or more assigns of the Investor) does not own more than 4.99% of the then outstanding Common Stock at any given time.

                                  ARTICLE VI
                                  ----------

                           Covenants of the Company
                           ------------------------

     Section 6.1  Registration Rights.  The Company shall cause the Registration
                  -------------------
Rights Agreement to remain in full force and effect so long as any Registrable Securities remain outstanding and the Company shall comply in all material respects with the terms thereof.

     Section 6.2  Reservation of Common Stock.  As of the date hereof, the
                  ---------------------------
Company has authorized and reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, no less than 200% of the shares of Common Stock underlying the Preferred Stock for the purpose of enabling the Company to satisfy any obligation to issue the Securities; such amount of shares of Common Stock to be reserved shall be calculated based upon the Purchase Price therefor, Conversion Price and Exercise Price under the terms of this Agreement, the Certificate of Designation, and Warrant. The number of shares so reserved shall be increased or decreased to reflect potential increases or decreases in the Common Stock that the Company may thereafter be so obligated to issue by reason of adjustments to the Conversion Price and/or Exercise Price as set forth in the Certificate of Designation and the Warrant.

     Section 6.3  Listing of Common Stock.  The Company shall (a) not later than
                  -----------------------
the tenth Business Day following the Closing Date prepare and file with the Principal Market (as well as any other national securities exchange, market or trading facility on which the Common Stock is then listed) an additional shares listing application covering at least the sum of (i) two times the number of Underlying Shares as would be issuable upon a conversion in full of (and as payment of dividends in respect of) the Preferred Stock, assuming such conversion occurred on the Closing Date, and (ii) the Warrant Shares issuable upon exercise in full of the Warrant, (b) take all steps necessary to cause such shares to be approved for listing on the Principal Market (as well as on any other national securities exchange, market or trading facility on which the Common Stock is then listed) as soon as possible thereafter, and (c) provide to the Investor evidence of such listing, and the Company shall maintain the listing of its Common Stock on such exchange or market for so long as the Registrable Securities, Preferred Stock and/or Warrant is owned by the Investor. In addition, if at any time the number of shares of Common Stock issuable on conversion of all then outstanding shares of Preferred Stock, on account of accrued and unpaid dividends thereon and upon exercise in full of the Warrant is greater than the number of shares of Common Stock theretofore listed with the Principal Market (and any such other national securities exchange, market or trading facility), the Company shall promptly take such action (including the actions described in the preceding sentence), if required pursuant to the rules and regulations of the Principal Market, to file an additional shares listing application with the Principal Market (and any such other national securities exchange, market or trading facility) covering at least a number of shares equal to the sum of (x) 200% of the number of Underlying Shares as would then be issuable upon a conversion in full of the Preferred Stock, and (y) the number of Warrant Shares as would be issuable upon exercise in full of the Warrant. The Company warrants that it (i) has not received any notice, oral or written, affecting its continued listing on the NASDAQ Small Cap Market, and (ii) is in full compliance with the requirements for continued listing on the NASDAQ Small Cap Market. The Company will take no action, which would impact its continued listing or the eligibility of the Company for such listing. The Company will comply with the listing and trading requirements of its Common Stock on the NASDAQ Small Cap Market (and of any then Principal Market) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market. If the Company receives notification from NASDAQ or any other controlling entity stating that the Company is not in compliance with the listing qualifications of such Principal Market, the Company will immediately thereafter give written notice to the Investor and take all action necessary to bring the Company into compliance with all applicable listing standards of the Principal Market.

     Section 6.4  Exchange Act Registration.  The Company will maintain the
                  -------------------------
registration of its Common Stock under Section 12 of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act.

     Section 6.5  Legends.  The securities to be sold by the Company pursuant to
                  -------
this Agreement shall be free of restrictive legends, except as set forth in
Article VIII.

     Section 6.6  Corporate Existence.  The Company will take all steps
                  -------------------
necessary to preserve and continue the corporate existence of the Company.

     Section 6.7  Notice of Certain Events Affecting Registration.  The Company
                  -----------------------------------------------
will immediately notify the Investor upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of Registrable Securities: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus;
(ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate. The Company will promptly make available to the Investor any such supplement or amendment to the related prospectus.

     Section 6.8   Consolidation; Merger.  For so long as the Preferred Stock,
                   ---------------------
Warrant, and/or Registrable Securities are owned by the Investor, the Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Investor such shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement, and all Exhibits annexed hereto.

     Section 6.9   Issuance of Underlying Shares and Warrant Shares.  The
                   ------------------------------------------------
issuance of the Underlying Shares and the Warrant Shares pursuant to exercise of the Warrant, and the conversion of the Preferred Stock, shall be made in accordance with the provisions and requirements of Section 4(2) of the Securities Act or Regulation D and any applicable state securities law.

     Section 6.10  Legal Opinion.  The Company's independent counsel shall
                   -------------
deliver to the Investor upon execution of this Agreement, an opinion in the form of Exhibit E annexed hereto. The Company will obtain for the Investor, at the Company's expense, any and all opinions of counsel which may be reasonably required in order to convert the Preferred Stock and/or exercise the Warrant, including, but not limited to, obtaining for the Investor an opinion of counsel, subject only to receipt of a notice of conversion (the "Notice of Conversion") in the form of Exhibit G, and/or subject only to a receipt of a notice of exercise in the form annexed to the Warrant, directing the Company's transfer agent to remove the legend from the certificate.

     Section 6.11  Issuance Limitation.  At no time will the Company be
                   -------------------
obligated to issue more than 20% of the number of shares of Common Stock outstanding as of the Closing Date, unless the Company has obtained shareholder approval. In lieu of such issuance(s) (and if the Company is otherwise unable to issue shares of Common Stock to the Investor as they become due pursuant to the terms of this Agreement) the Company shall pay to the Investor the cash value of such shares within five Business Days of when such issuance is due based upon the Bid Price of the Common Stock on the Trading Date of when due (or such next Trading Day if such day is not a Trading Day).

     Section 6.12  Right of First Refusal/Restrictions on Future Financing.  The
                   -------------------------------------------------------
Company agrees that should it elect to enter into a private transaction for convertible debt or equity financing (including any financing with a reset provision, and excluding securities issued in connection with acquisition transactions) at any time prior to six months after the Effective Date, the Company will give the Investor written notice of the terms and conditions of such offer (the "ROFR Notice") via facsimile. The Investor shall have a right of first refusal to commit to provide the funds pursuant to the terms as outlined in the ROFR Notice. The Investor shall have twenty (20) Business Days to reply in writing after receipt of the ROFR Notice from the Company, and the Company and the Investor must close such transaction within ten Business Days after said twenty Business Day period. If such written reply is not received by the Company within such twenty (20) Business Day period, the Company shall have the right to conclude a transaction with another investor or investors provided the transaction is not materially different from that outlined to the Investor as was provided in the ROFR Notice. If the Investor does exercise its right of first refusal, such transaction must close within ten Business Days after such twenty Business Day period. If the Investor does not exercise its right of first refusal, the Company agrees that it will not, without the prior written consent of the Investor, issue any Common Stock or any financial instrument convertible into shares of Common Stock (or any financial instrument with a reset or repricing provision) unless (a) the first use of proceeds from such issuance would be to redeem the Preferred Stock, (b) the Investor has converted all of the shares of Preferred Stock into Common Stock, or (c) the Common Stock or the Common Stock underlying such financial instrument would not be registered for resale until one year from the last date of issuance of Underlying Shares.

     Section 6.13  Conversion of Preferred Stock.  The Company will permit the
                   -----------------------------
Investor to exercise its right to convert the Preferred Stock by telecopying an executed and completed Notice of Conversion to the Company.

     Section 6.14  Exercise of Warrants.  The Company will permit the Investor
                   --------------------
to exercise its right to purchase shares of Common Stock upon exercise of the Warrants as is set forth in the Warrants.

     Section 6.15  Increase in Authorized Shares.  At such time as the Company
                   -----------------------------
would be, if a Notice of Conversion or notice of exercise (as the case may be) were to be delivered on such date, precluded from (a) converting in full all of the shares of Preferred Stock that remain unconverted at such date (and paying any accrued but unpaid dividends in respect thereof in shares of Common Stock), or (b) honoring the exercise in full of the Warrant, due to the unavailability of a sufficient number of shares of authorized but unissued or re-acquired Common Stock, the Board of Directors of the Company shall promptly (and in any case within 90 calendar days from such date) hold a shareholders meeting in which the shareholders would vote for authorization to amend the Company's Certificate of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue to at least a number of shares equal to the sum of (i) all shares of Common Stock then outstanding, (ii) the number of shares of Common Stock issuable on account of all outstanding warrants, options and convertible securities (other than the Preferred Stock and the Warrant) and on account of all shares reserved under any stock option, stock purchase, warrant or similar plan, (iii) 200% of the number of Underlying Shares as would then be issuable upon a conversion in full of the then outstanding shares of Preferred Stock and as payment of all future dividends thereon in shares of Common Stock in accordance with the terms of this Agreement and the Certificate of Designation, and (iv) such number of Warrant Shares as would then be issuable
upon the exercise in full of the Warrant.   In connection therewith, the Board
of Directors shall (x) adopt proper resolutions authorizing such increase, (y) recommend to its shareholders, and otherwise use its best efforts to promptly and duly obtain shareholder approval to carry out such resolutions and (z) within five Business Days of obtaining such shareholder authorization, file an appropriate amendment to the Company's Certificate of Incorporation to evidence such increase. The foregoing shall not relieve the Company from any claim for damages that the Investor may have against the Company as a result of the Company not having a sufficient number of authorized shares of Common Stock to satisfy its obligations under this Agreement or any Exhibit annexed hereto.

     Section 6.16  Notice of Breaches.  Each of the Company on the one hand, and
                   ------------------
the Investor on the other, shall give prompt written notice to the other of any breach by it of any representation, covenant, warranty or other agreement contained in this Agreement or any Exhibit annexed hereto, as well as any events or occurrences arising after the date hereof, which would reasonably be likely to cause any representation, covenant, or warranty or other agreement of such party, as the case may be, contained in this Agreement or any Exhibit annexed hereto, to be incorrect or breached as of such Closing Date. However, no disclosure by either party pursuant to this Section shall be deemed to cure any breach of any representation, warranty or other agreement contained in this Agreement or any Exhibit annexed hereto. Notwithstanding the generality of the foregoing, the Company shall promptly notify the Investor of any notice or claim (written or oral) that it receives from any lender of the Company to the effect that the consummation of the transactions contemplated by this Agreement or any Exhibit annexed hereto, violates or would violate any written agreement or understanding between such lender and the Company, and the Company shall promptly furnish by facsimile to the Investor a copy of any written statement in support of or relating to such claim or notice.

     Section 6.17  Transfer of Intellectual Property Rights.  Except in the
                   ----------------------------------------
ordinary course of the Company's business or in connection with the sale of all or substantially all of the assets of the Company, the Company shall not transfer, sell or otherwise dispose of, any Intellectual Property Rights, or allow the Intellectual Property Rights to become subject to any Liens, or fail to renew such Intellectual Property Rights (if renewable and would otherwise expire); provided, however, the Company may license the Intellectual Property Rights.

     Section 6.18  Notices.  The Company agrees to provide all holders of
                   -------
Preferred Stock and Warrant with copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to the holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such Common Stock holders.

     Section 6.19  Questions/Answers.  The Company shall provide the Investor
                   -----------------
with the opportunity to ask additional questions of, and receive answers (all of which information shall be limited to information in the public domain) from the Company concerning the Company during the period which the Investor owns the Preferred Stock and/or Warrant.

                                  ARTICLE VII
                                  -----------

        Due Diligence Review; Non-Disclosure of Non-Public Information
        --------------------------------------------------------------

     Section 7.1   Due Diligence Review.  The Company shall make available for
                   ---------------------
inspection and review by the Investor, advisors to and representatives of the Investor (who may or may not be affiliated with the Investor), and any underwriter participating in any disposition of the Registrable Securities on behalf of the Investor pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and its respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

     Section 7.2  Non-Disclosure of Non-Public Information.
                  ----------------------------------------

            (a) The Company shall not disclose non-public information to the Investor, or advisors to or representatives of, the Investor unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investor, and their advisors and representatives, with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Investor's advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investor.

            (b) Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of its opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                                 ARTICLE VIII
                                 ------------

                                    Legends
                                    -------

     Section 8.1   Legends. The Investor agrees to the imprinting, so long as is
                   -------
required by this Section, of the following legend (or such substantially similar legend as is acceptable to the Investor and its counsel, the parties agreeing that any unacceptable legended securities shall be replaced promptly by and at the Company's cost) on each of the Preferred Stock, Underlying Shares and Warrant Shares:


     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THERE IS AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

     The Investor further agrees to the imprinting, so long as required by this Section of the following legend (or such substantially similar legend as is acceptable to the Investor and its counsel, the parties agreeing that any nonacceptable legended securities shall be replaced promptly by and at the Company's cost) on each share of Preferred Stock:

     THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS, THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF THE SERIES F 12% CONVERTIBLE PREFERRED STOCK AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

     The Company agrees that it will provide the Investor, upon request, with a certificate or certificates representing the Securities, free from such legend at such time as such legend is no longer required hereunder. The Company may not take any action or make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section.

     Upon the execution and delivery hereof, the Company is issuing to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) instructions in substantially the form of Exhibit F hereto. Such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be, except as otherwise expressly provided in the Registration Rights Agreement. It is the intent and purpose of such instructions, as provided therein, to require the transfer agent for the Common Stock from time to time upon transfer of Registrable Securities by the Investor to issue certificates evidencing such Registrable Securities free of the Legend during the following periods and under the following circumstances and except as provided below, without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the transfer agent by or from the Company or its counsel or the Investor:

          (a) at any time after the Effective Date, upon surrender of one or more certificates evidencing the Warrant, Preferred Stock, Underlying Shares or Warrant Shares that bear the aforementioned Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the aforementioned legend to replace those surrendered; provided that (i) the Registration Statement shall then be effective; (ii) the Investor confirms to the transfer agent that it has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Common Stock in a bona fide transaction to a third party that is not an affiliate of the Company; and (iii) the Investor confirms to the transfer agent that the Investor has complied with the prospectus delivery requirement; or

          (b) at any time upon any surrender of one or more certificates evidencing Registrable Securities, that bear the aforementioned legend, to the extent accompanied by a notice requesting the issuance of new certificates free of such legend to replace those surrendered and containing representations that
(i) the Investor is permitted to dispose of such Registrable Securities, without limitation as to amount or manner of sale pursuant to Rule 144(k) under the Securities Act (or any other similar exemption as may then be in effect), or
(ii) the Investor has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Registrable Securities, in a manner other than pursuant to an effective registration statement, to a transferee who will upon such transfer be entitled to freely tradable securities. The Company shall have counsel provide any and all opinions necessary for the sale under Rule 144 (or such other applicable exemption).

     Any of the notices referred to above in this Section may be sent by facsimile to the Company's transfer agent.

     Section 8.2   No Other Legend or Stock Transfer Restrictions.  No legend
                   ----------------------------------------------
other than those specified in this Article (or pursuant to the Registration Statement) have been or shall be placed on the share certificates representing the Common Stock, and no instructions or "stop transfer orders," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article.

     Section 8.3   Investor's Compliance.  Nothing in this Article shall affect
                   ---------------------
in any way any of the Investor's obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.

                                  ARTICLE IX
                                  ----------

                                 Choice of Law
                                 -------------

     Section 9.1   Choice of Law; Venue; Jurisdiction. This Agreement will be
                   ----------------------------------
construed and enforced in accordance with and governed exclusively by the laws of the State of New York, except for matters arising under the Securities Act, without reference to principles of conflicts of law. Each of the parties consents to the exclusive jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York sitting in Manhattan in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum
                                                                         -----
non conveniens, to the bringing of any such proceeding in such jurisdictions.
--- ----------

                                   ARTICLE X
                                   ---------

              Assignment; Entire Agreement, Amendment; Termination
              ----------------------------------------------------

     Section 10.1  Assignment.  The Investor's interest in this Agreement and
                   ----------
its ownership of the Preferred Stock and Warrant may be assigned or transferred at any time, in whole or in part, to any other person or entity (including any affiliate of the Investor) who agrees to, and truthfully can, make the representations and warranties contained in Article III, and who agrees to be bound by the covenants of Article V. The provisions of this Agreement shall inure to the benefit of, and be enforceable by, any transferee of any of the Preferred Stock and/or Warrant purchased or acquired by the Investor hereunder with respect to the Common Stock held by such person.

     Section 10.2  Termination.  This Agreement shall terminate upon the
                   -----------
earliest of (i) the date that all the Registrable Securities have been sold by the Investor pursuant to the Registration Statement; or (ii) five years after the Closing Date; provided, however, that the provisions of Articles III, IV, V, VI, VII, VIII, IX, X, XI, and XII herein, and the registration rights provisions for the Registrable Securities held by the Investor set forth in this Agreement, and the Registration Rights Agreement, shall survive the termination of this Agreement.

                                  ARTICLE XI
                                  ----------

                                    Notices
                                    -------

     Section 11.1  Notices.  All notices, demands, requests, consents,
                   -------
approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received), (b) on the second Business Day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur, or (c) five calendar days after sent by regular mail. The addresses for such communications shall be:

     If to the Company:

                         ImaginOn, Inc.
                         1313 Laurel Street, Suite 1
                         San Carlos, CA 94070
                         Attention: David M. Schwartz, President and CEO
                         Facsimile: (650) 596-9350
                         Telephone: (650) 596-9300

     with a copy to:

                         Friedlob Sanderson Raskin
                         Paulson & Tourtillott, LLC
                         1400 Glenarm Place, Third Floor
                         Denver, CO 80202
                         Attention: Gerald Raskin
                         Telephone: (303) 571-1400
                         Facsimile: (303) 595-3970

     If to the Investor:

                         Gage LLC
                         c/o Citco Trustees Cayman Limited
                         Commercial Centre
                         PO Box 31106SMB
                         Grand Cayman, Cayman Islands
                         British West Indies
                         Attention: Sabrina Hew
                         Facsimile: 345 945-7566
                         Telephone: 345 949-3977

     with a copy to:

                         The Goldstein Law Group, P.C.
                         65 Broadway, 10/th/ Floor
                         New York, NY  10006
                         Attention: Scott H. Goldstein, Esq.
                         Telephone: (212) 809-4220
                         Facsimile: (212) 809-4228

                           Facsimile:(212) 809-4228

     Either party hereto may from time to time change its address or facsimile number for notices under this Section 11.1 by giving at least ten calendar days' prior written notice of such changed address or facsimile number to the other party hereto.

     Section 11.2  Indemnification.   The Company agrees to indemnify and hold
                   ---------------
harmless the Investor and each officer, director of the Investor or person, if any, who controls the Investor within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which the Investor may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the breach by the Company of any term of this Agreement. This indemnity agreement will be in addition to any liability, which the Company may otherwise have.

     The Investor agrees that they will indemnify and hold harmless the Company, and each officer, director of the Company or person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the breach by such Person of any term of this Agreement. This indemnity agreement will be in addition to any liability, which the Investor or any subsequent assignee may otherwise have.

     Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is one of the Investor, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the Investor and the indemnifying party and the Investor shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the Investor (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Investor, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the Investor, which firm shall be designated in writing by the Investor). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

     Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. Each party waives its right to a trial by jury. If the Investor, or any person claimed to be affiliated or associated with the Investor, becomes involved in any capacity in any action, proceeding or investigation brought by or against any such person, including shareholders of the Company, in connection with or as a result of any matter referred to in this Agreement or any exhibit annexed hereto, the Company shall reimburse the Investor and/or those claimed to be affiliated or associated with the Investor for its legal fees and expenses and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as those fees and expenses are incurred, provided, however, that if at the conclusion of such action, proceeding or investigation it shall be finally judicially determined by a court of competent jurisdiction that indemnity for such fees and expenses is contrary to law, or that the Investor is not the prevailing party then in that event, the Investor and/or any other person having received such advances of fees and/or expenses shall reimburse the Company in full for the sums advanced.

     Section 11.3  Contribution.  In order to provide for just and equitable
                   ------------
contribution under the Securities Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 11.2 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 11.2 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then the Company and the Investor shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in Section 11.2 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contributions from any person who was not guilty of such fraudulent misrepresentation.

                                  ARTICLE XII
                                  -----------

                                 Miscellaneous
                                 -------------

     Section 12.1  Counterparts; Facsimile; Amendments.  This Agreement may be
                   -----------------------------------
executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by the Company on the one hand, and the Investor on the other hand.

     Section 12.2  Entire Agreement.  This Agreement, and the Exhibits annexed
                   ----------------
hereto, which include, but are not limited to the Certificate of Designation, the Warrant, the Escrow Agreement, and the Registration Rights Agreement, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits and Schedules to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.

     Section 12.3  Survival; Severability. The representations, warranties,
                   ----------------------
covenants and agreements of the parties hereto shall survive the Closing hereunder. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

     Section 12.4  Title and Subtitles.  The titles and subtitles used in this
                   -------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     Section 12.5  Reporting Entity for the Common Stock.  The reporting entity
                   -------------------------------------
relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement and all Exhibits shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to rely upon any other reporting entity.

     Section 12.6  Replacement of Certificates.  Upon (i) receipt of evidence
                   ---------------------------
reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate representing the Preferred Stock, Warrant, or Securities and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company, and to the Company's transfer agent, or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

     Section 12.7  Fees and Expenses.  Each of the parties shall pay its own
                   -----------------
fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except that the Company shall pay on the Closing Date, the sum of $30,000, in cash, out of escrow, to the Escrow Agent.

     Section 12.8  Publicity.  The Company and the Investor shall consult with
                   ---------
each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor without the prior written consent of the Investor, except to the extent required by law, in which case the Company shall provide the Investor with prior written notice of such public disclosure.


EXHIBITS:
--------
A:   Certificate of Designation
B:   Escrow Agreement
C:   Registration Rights Agreement
D:   Common Stock Purchase Warrant
E:   Opinion of Counsel
F:   Instruction Letter to Transfer Agent
G:   Notice of Conversion

  IN WITNESS WHEREOF, the parties hereto have caused this Preferred Stock Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

ImaginOn, Inc.



By: ____________________________
  David M. Schwartz, President and CEO


                                        Gage LLC


                                        By:______________________